UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 14, 2014

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road

Salt Lake City, Utah 84020

(Address of principal executive offices) (Zip code)

(801) 523-3100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                 Submission of Matters to a Vote of Security Holders.

The Control4 Corporation (the “Company”) annual meeting of stockholders was held on May 14, 2014 (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy represented 20,481,722 shares of common stock (entitled to one vote per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1—Election of directors. The stockholders voted on the election of two Class I directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2017 and until such director’s successor is elected or until such director’s earlier resignation or removal. Stockholders voted as follows:

	For	Withheld	Broker Non-Votes
Class I Director Nominees
Len Jordan	17,226,305	232,297	3,023,120
Steven Vassallo	17,233,625	224,977	3,023,120

Accordingly, the foregoing nominees were elected as Class I directors to the Company’s board of directors.

Proposal 2—Ratification of appointment of independent registered public accounting firm. The stockholders voted on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
20,282,135	167,876	31,711	0

Accordingly, the appointment of the independent registered public accounting firm was ratified.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

By:	/s/ Dan Strong
Dan Strong
Chief Financial Officer

Dated: May 16, 2014

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